CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Harken Energy Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3/A (Amendment No. 5, dated January 13, 2006) of our report dated March 25, 2004, relating to the consolidated financial statements of Harken Energy Corporation appearing in the Company’s Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Siedman, LLP ____________________________
BDO Siedman, LLP

Houston, Texas
January 12, 2005